DATED 31 DECEMBER 2004
                             ----------------------


                  --------------------------------------------

                                    AGREEMENT

                            for the sale and purchase
                    of certain assets of Medialink UK Limited
                      forming part of the Delahaye Business

                  --------------------------------------------

DATED    31 December 2004
PARTIES

(1) Medialink UK Limited ("THE SELLER") registered in England with number 03970925 whose registered office is at 7 Fitzroy Square, London W1T 5HL]; and

(2) Romeike Limited ("THE BUYER"), registered in England with number 02255420 whose registered office is at Romeike House, 290/296 Green Lanes, London, N13 5TP;

RECITALS

(A) Medialink Worldwide Incorporated, the ultimate holding company of Seller, has pursuant to an Asset Purchase Agreement between Medialink Worldwide Incorporated and Bacon's Information Inc., a company affiliated to Buyer (the "Framework Agreement"), agreed to sell the Delahaye Business as operated in the United States to Bacon's Information Inc. and/or its nominee;

(B) The Business is operated by Seller in the United Kingdom under the Delahaye name, and as contemplated by the Framework Agreement, Seller has agreed to sell all of its assets, rights and interests in the Business as a going concern to the Buyer upon the terms and subject to the conditions hereinafter appearing.

OPERATIVE PROVISIONS

1.       INTERPRETATION

1.1 Unless otherwise set forth in this Agreement, capitalised terms used herein and not otherwise defined herein are used herein as defined in, or as described in specified sections of, the Framework Agreement, except that for purposes of such definitions and descriptions, the term "Seller" shall be "Seller" as defined in this Agreement, and the term "US Delahaye Business" shall be the "Business" as defined in this Agreement. References to Schedules in Article I of the Framework
         Agreement shall be replaced by references to Schedule 1 of this Agreement.

         "ASSUMED CONTRACTS" means the Purchase and Sale Orders and the Rights under Confidentiality Agreements and Warranties (as described in Sections 1.1(f) and 1.1(g), respectively, of the Framework Agreement) and the Assigned Contracts.

         "BUSINESS" means the means the media evaluation and content analysis and market research services conducted by Seller in the United Kingdom under the Delahaye tradename;

         "BUSINESS DAY" means a day (not being a Saturday or Sunday) on which banks generally are open for business in London;

         "BUSINESS NAME" means Delahaye;

         "CLOSING" means completion of the obligations of the parties pursuant to clause 5;

         "CLOSING DATE" means the date hereof;

         "CONSIDERATION" means the consideration for the sale of the Acquired Assets set forth in clause 3;

         "THE DIRECTIVE" means Directive 2001/23/EC;

         "EFFECTIVE TIME" means 11:59 PM (London, England, time) on the Closing Date.

         "EMPLOYEES" means those officers and employees of the Seller who are at Closing employed in the Business and whose names are set out in
         Schedule 2;

         "FIXED ASSETS" means all machinery and equipment and other tangible personal property and fixtures owned and exclusively used by the Seller in the conduct of the Business, including but not limited to computer hardware and other media monitoring and office equipment, office furniture and other furnishings all as located at the Property (but excluding landlords fixtures and fittings) as set out in Schedule 1;

         "GOODWILL" means the goodwill custom and connections of the Business together with the exclusive right for the Buyer to represent and hold itself out as carrying on the Business in succession to the Seller together with (insofar as the Seller can grant the same) the exclusive right for the Buyer (together with its Affiliates as contemplated under the Framework Agreement) To use the Business Name and any name similar thereto, capable of being or intended or likely to be confused therewith or suggesting any connection with the Business;

         "INVENTORY" means all inventories of supplies exclusively relating to the Business (collectively "Inventory" or "Inventories"), including but not limited to all Inventories located at the Property.

         "PROPERTY" means 1st Floor Offices, Citybank House, 16/22 Baltic Street, London EC1.

         "THE REGULATIONS" means the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended);

         "SELLER'S GROUP" means Seller and any Affiliates of Seller;

         "TAX AUTHORITY" means any taxing or other authority (whether within or outside the United Kingdom) competent to impose any liability for any tax, duties, imports, levies, rates or similar charges;

         "TENANCY" means the tenancy of the Property to be granted by the Seller to the Buyer at Closing;

         "VAT" means Value Added Tax;

         "VATA 1994" means the Value Added Tax Act 1994; and

         "VAT RECORDS" means the records relating to the Business required to be preserved after Closing by virtue of the provisions of paragraph 6 of
         Schedule 11 of VATA 1994.

1.2 The ejusdem generis rule of construction shall not apply to this Agreement and accordingly general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class or examples of acts matters or things.

1.3 Words importing the singular shall include the plural and vice versa and words importing any gender shall include all other genders and references to persons shall include corporations and unincorporated associations.

1.4 References in this Agreement to any Agreed Draft document or any document in Agreed Form are references to the document described in the form of the draft agreed between the parties and initialled by them.

1.5 References in this Agreement to statutory provisions shall be construed as references to those provisions as respectively amended consolidated extended or re-enacted from time to time and shall include the corresponding provisions of any earlier legislation (whether repealed or not) and any orders regulations instruments or other subordinate legislation made from time to time under the statute concerned.

1.6 References to this Agreement shall include the Schedules hereto which shall form part hereof and shall have the same force and effect as if expressly set out in the body of this Agreement.

1.7 The clause headings in this Agreement are for convenience only and shall not affect the interpretation hereof.

1.8 References in this Agreement to any gender shall where appropriate include references to any other gender and references to the singular shall include references to the plural and vice versa.

2.       SALE AND PURCHASE

2.1 The Seller shall sell with full title guarantee and the Buyer shall purchase the Business for the Consideration as at and with effect from the Closing Date and at the Effective Time free from all liens, charges, equities and encumbrances (whether known about or not) as a going concern together with all assets, rights and interests used, owned, leased or otherwise held by or for the benefit of Seller exclusively in the operation of or otherwise exclusively relating to the Business, including:

         (A)      the Inventory;

         (B)      the Fixed Assets;

         (C)      the Assigned Accounts Receivable;

         (D)      the Intellectual Property Rights;

         (E) the Prepaid Expenses and Deposits (as described in Section 1.1(e) of the Framework Agreement);

         (F)      the Permits;

         (G) the Customer List (as described in Section 1.1(i) of the Framework Agreement);

         (H)      the  Catalogs  and  Advertising  Materials  (as  described  in
                  Section 1.1(k) of the Framework Agreement);

         (I) the Business Records (as described in Section 1.1(l) of the Framework Agreement);

         (J)      the Goodwill;

         (K) to the extent to which such contracts are capable of transfer and/or assignment but subject to the terms of clause 7 the benefit (subject to the burden) of the Assumed Contracts;

         (L) all other rights and assets of whatsoever nature which exclusively relate to or are owned used in or enjoyed by the Seller exclusively in relation to the Business;

         PROVIDED ALWAYS THAT the Retained Assets shall be excluded from this sale and purchase.

2.2 Nothing herein shall require the Buyer to complete the purchase of any of the Acquired Assets unless the sale and purchase of all of them is completed at the same time.

3.       CONSIDERATION

3.1 By way of consideration for the purchase of the Acquired Assets the Buyer shall:

         (A) pay to the Seller in cash an amount equal to the aggregate of US$1,650,000;

         (B) subject to the terms of this Agreement and the Framework Agreement, assume at the Closing and thereafter pay, perform and satisfy as and when due the Assumed Liabilities.

3.2 The consideration payable by the Buyer for the Acquired Assets shall be apportioned as set out in Schedule 3.2.

3.3 The Consideration shall be subject to adjustment pursuant to the provisions of Section 3.1 of the Framework Agreement.

4.       VALUE ADDED TAX

4.1 All amounts payable by the Buyer to the Seller under this Agreement are expressed exclusive of VAT. Subject to clause 4.2, if any such payment constitutes the whole or any part of the consideration for a taxable supply (whether or not that supply is taxable pursuant to the exercise of an option or the making of any election) by the Seller to the Buyer, the amount of that payment, at the request of the Seller shall, subject to the Seller issuing a valid VAT invoice for such amount, be increased by an amount equal to the rate of VAT chargeable in respect of such supply multiplied by the amount that would have been payable in the absence of such request of the Seller.

4.2 The Seller and the Buyer consider that the sale of the Business by the Seller to the Buyer is one to which the provisions of paragraph 5 of the Value Added Tax (Special Provisions) Order 1995 ("PARAGRAPH 5") applies and agree that clause 4.1 will not apply to any sale to which Paragraph 5 applies or any payments to be made by the Buyer to the Seller in respect of such sale.

4.3 If the sale of the Acquired Assets pursuant to this Agreement is a taxable supply for VAT purposes, the Buyer shall pay, within five Business Days of demand by the Seller accompanied by the relevant VAT invoice, an amount equal to the VAT chargeable in respect of the Acquired Assets and shall return any VAT Records delivered to the Buyer by the Seller pursuant to clause 4.7.

4.4      The Seller hereby warrants and undertakes that:

         (A)      the Business is capable of separate operation;

         (B) the Acquired Assets are legally and beneficially owned by the Seller, are used for the purposes of the Business and are the Seller's business assets;

         (C)      the Seller is a taxable  person for the  purposes of VAT;

         (D) the VAT Records have been correctly maintained as required by law;

         (E) there has been no significant break in the normal trading pattern of the Business.

4.5      The Buyer hereby warrants that:

         (A) the Buyer is, or shall become before or immediately after Closing, a taxable person;

         (B) the Acquired Assets are to be used by the Buyer in carrying on the same kind of business as the Business, whether or not as part of any existing business carried on by the Buyer; and

         (C) there are no arrangements in existence for the transfer of the legal or the beneficial interest in the assets by the Buyer.

4.6 If the Buyer makes any payment or any increased payment in respect of VAT under this clause 4 and it subsequently transpires that the amount of the VAT chargeable is less than the amount paid or increased amount paid by the Buyer or that the transaction in respect of which the payment was made or increased payment was made and which was regarded to be a supply or deemed supply for VAT purposes is not such a supply, the Seller shall pay the Buyer, within five Business Days after receipt of any relevant ruling from HM Customs & Excise, an amount equal to the difference between the payment or the increased payment made by the Buyer and the correct amount of VAT chargeable (if any) in respect of the supply, transaction or event in question.

4.7 The Seller shall make a request as soon as it is reasonably practicable and in any event within ten Business Days after Closing for a direction from the Commissioners that the VAT Records shall continue to be preserved by the Seller. If the Commissioners decline to issue the direction within thirty Business Days after Closing, the Seller shall, on the earlier of five Business Days of the receipt of the Commissioners' written notification to that effect or thirty-five Business Days after Closing, deliver the VAT Records to the Buyer. The Seller undertakes to maintain and preserve the VAT Records as the Buyer is or would be required to maintain and preserve them by law for the period between Closing and the delivery thereof to the Buyer or the issue of the direction sought (as they case may be).

5.       CLOSING

5.1 Subject as hereinafter provided Closing shall take place on the Closing Date and at the Effective Time at such place as the parties shall agree. The Closing will take place simultaneously with the Closing under the Framework Agreement.

5.2 On the Closing the Seller shall deliver to the Buyer (or to such person as the Buyer may nominate):

         (A)      the Tenancy in the Agreed Form duly executed by the Seller;

         (B) such other duly executed documents in the Agreed Form as are required by the Buyer to complete the sale and purchase of the other Acquired Assets and to vest title thereto in the Buyer;

         (C) the Customer List, the Catalogues and Advertising Materials and the Business Records;

         (D)      all other  property  hereby agreed to be sold which is capable
                  of  transfer  by  delivery  (which   delivery  shall,   unless
                  otherwise agreed, take place at the Property); and

         (E) a certified copy of the minutes of the meeting of the directors of the Seller authorising the execution by the Seller of this Agreement.

5.3 Subject to the Seller complying with its obligations as aforesaid, the Buyer shall on Closing:

         (A) deliver to the Seller (or such person as the Seller shall nominate) counterparts of the documents referred to at clause 5.2(A) and (B) duly executed by the Buyer;

         (B) pay the sum specified in clause 3.1(A) by delivery by the Buyer under the Framework Agreement to the Seller under the Framework Agreement of a bank or cashier's check; and

         (C) deliver a certified copy of the minutes of the meeting of the directors of the Buyer authorising the execution by the Buyer of this Agreement.

5.4 The Buyer shall not be obliged to complete the purchase of any of the Acquired Assets unless all of the actions referred to in clause 5.2 are completed in accordance with that clause provided that the Buyer may at its discretion (and without prejudice to any claim for breach of this Agreement and without waiving any of its rights) proceed to Closing so far as practicable even though all of the requirements of this clause 5 have not been complied with.

5.5 The property and (subject to the terms of this Agreement) the risk in the Acquired Assets shall pass to the Buyer on Closing or in the case of the title or beneficial interest in any Acquired Asset capable of passing by delivery on actual delivery thereof and (save where the Buyer has before Closing notified the Seller that it requires delivery of any Acquired Assets to take place at the venue at which Closing takes place) any Acquired Assets at the Property shall be deemed to have been delivered on Closing.

5.6 The Seller shall (and shall procure that all other necessary parties shall) on and at all times after Closing execute and do all such deeds, documents, acts and things as the Buyer shall reasonably require for assuring to and vesting in the Buyer or its nominees the full legal and beneficial ownership of the Acquired Assets and giving the Buyer or its nominees the full benefit of this Agreement.

6.       APPORTIONMENTS

6.1 Save the Assumed Liabilities, which shall be liabilities of the Buyer, all rents, rates and other periodic outgoings in respect of the Business and all wages, salaries and other periodic outgoings in respect of the Employees including accrued holiday remuneration and bonuses (deferred or otherwise) and other periodic outgoings in respect of the Acquired Assets and the Assumed Contracts (including, but without limitation, rebates and discounts falling due after the Closing Date to customers of the Business in respect of the supply of goods or services by the Seller to customers on or before the Closing Date for periods of time on or before the Closing Date shall be borne by the Seller and for periods of time after the Closing Date shall be borne by the Buyer and all periodic payments receivable in respect of the foregoing for periods of time on or before the Closing Date shall belong to and be payable to the Seller and for periods of time after the Closing Date shall belong to and be payable to the Buyer. Such outgoings payable and payments receivable in respect of periods starting on or before the Closing Date and ending after it shall be apportioned accordingly, provided that any such outgoings or payments receivable which are referable to the extent of the use of any asset or right shall as far as practicable be apportioned according to the extent of such use.

6.2 Where any amounts fall to be apportioned under this Agreement the Seller or the Buyer (as the case may be) shall provide the other with full details of the apportionments together with supporting vouchers or similar documentation and in the absence of dispute the appropriate payment shall be made by the relevant party within seven days of demand. The amount so agreed or determined shall be paid within seven days of such agreement. Any amount payable under this clause shall carry interest from the date seven days after the date of demand or, if the amount of any demand is disputed, from the date seven days after such dispute is resolved, until the date of actual payment at a rate equal to 3 per cent per annum above the base rate for the time being of Barclays Bank plc.

6.3 Each of the Seller and the Buyer shall keep accounting records sufficient to enable verification of the apportionments and shall allow the other of them, its auditors or other duly authorised representatives and any Independent Accountants access to such accounting records at any time during normal business hours on reasonable notice to examine and take copies, notes or extracts from such records for the purpose of such verification.

7.       ASSUMED CONTRACTS

7.1 The Buyer shall assume and perform all of the obligations of the Seller under the Assumed Contracts to be performed (in accordance with the terms of such Assumed Contracts) after Closing.

7.2 In so far as the benefit (subject to the burden as hereinafter provided) of any of the Assumed Contracts cannot be transferred by the Seller to the Buyer on Closing without the agreement or consent of a third party or a governmental or other authority:

         (A) the Seller shall use its reasonable endeavours (with the co-operation of the Buyer) to procure that such Assumed Contracts and ancillary rights are novated or assigned as soon as possible;

         (B) unless and until any such Assumed Contracts are novated or assigned;

                  (1) the Seller shall hold the benefit of such Assumed Contracts upon trust for the Buyer absolutely and shall either account to the Buyer immediately or pay to the credit of a specially designated trust bank account maintained separately from all other accounts of the Seller and account to the Buyer for any sums or other benefits received by the Seller in relation thereto as soon as reasonably practicable after receipt;

                  (2) the Buyer shall have the right and the Seller shall at the election of the Buyer permit the Buyer to perform, in place of the Seller, any such Assumed Contract as sub-contractor, agent, licensee or sub-licensee (as appropriate) of the Seller to the extent that such performance may be permitted by any such Assumed Contract; and

                  (3) unless and until any such Assumed Contracts shall be novated or assigned, the Seller shall (so far as it lawfully may so do and provided it is reasonable so to do) act under the direction of the Buyer in all matters relating to such orders and contracts for so long as the Seller is required and authorised so to do by the Buyer and shall not without the Buyer's express prior written consent make or effect any compromise, release or waiver or settlement of or otherwise take any action in relation to any such Assumed Contracts or any other rights arising under the same.

         (C) In any case where the consent of a third party is required in connection with the novation or assignment of an Assumed Contract and such consent is not forthcoming or is refused, the Seller shall use its reasonable endeavours to make such arrangements as may be acceptable to the Buyer for assuring to the Buyer the benefit of such Assumed Contracts, it being understood, however, that Seller shall not be required to pay any fees or other sums of money to obtain such Consents, except any such fees and other sums of money as shall have become due and payable prior to the Closing Date.

8.       RETAINED LIABILITIES

8.1      Except as expressly stated in this Agreement, nothing:

         (A) shall require the Buyer to perform any obligation relating to the Business or the Acquired Assets which was due to have been performed or which should have been performed by the Seller before Closing, except for the Assumed Liabilities;

         (B) shall impose on the Buyer any liability for or in respect of any product or service delivered or performed by or on behalf of the Seller before Closing whether in the course of the Business or otherwise, except for the Assumed Liabilities;

         (C) shall impose on the Buyer any liability for any losses or claims or expenses arising by reason of a breach by the Seller of its obligations under or contemplated by this Agreement;

         (D) shall impose on the Buyer any liability for or in respect of any of any of the Retained Liabilities and/or any of the Retained Assets.

8.2 The Seller undertakes with the Buyer fully to discharge the Retained Liabilities (as and when the same fall due and in a manner which will not be detrimental to the Business or the Goodwill) and fully to indemnify and hold indemnified the Buyer against any and all losses, costs, claims, actions, proceeding and other liability which the Buyer may suffer or incur by reason of any or all of the matters referred to in clause 8.1 and/or breach by the Seller of its obligations under or contemplated by this clause.

8.3 The Seller shall supply to the Buyer promptly after request such information as the Buyer shall from time to time require in relation to the discharge of the Seller's obligations under or contemplated by this clause and shall not in the discharge of such obligations take any steps which might reasonably be expected to damage in any material respect the continuing commercial interests of the Buyer.

9.       WARRANTIES

9.1 Subject only to those exceptions and qualifications listed and described on the Schedules attached to this Agreement, Seller hereby represents and warrants to Buyer that unless otherwise indicated, as of the Closing Date:

         (A) ORGANISATION AND STANDING; POWER AND AUTHORITY. Seller is a corporation duly organised and validly existing under the laws of England and has full corporate power and authority to operate the Business, to own or lease the Acquired Assets, to carry on the Business as it is now being conducted, and to enter into and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement. Seller is the only business enterprise, firm or corporation through which the Business is conducted in the United Kingdom, or which owns, leases or uses assets related to the Business in the United Kingdom. The Seller does not have in relation to the Business, any branch, agency, place of business or permanent establishment outside the United Kingdom. This Agreement and each of the other agreements and instruments executed and delivered, or to be executed and delivered, in connection with this Agreement (collectively, "Transaction Documents") by Seller have been (or, upon execution thereof, will be) duly executed and delivered by, and constitute (or, upon execution thereof, will constitute) the valid and binding obligations of, Seller, enforceable in accordance with their respective terms. This Agreement and the transactions and other agreements and instruments contemplated hereby have been duly approved by the board of directors of Seller.

         (B) CONFLICTS AND DEFAULTS. Except as set forth on Schedule 9.1(B), neither the execution and delivery of this Agreement and the other Transaction Documents by Seller nor the performance by Seller of the transactions contemplated hereby or thereby will (i) violate, conflict with, or constitute a default under any provision of Seller's memorandum and articles of association or any provisions of, or result in the acceleration of any obligation under, any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, or other instrument or agreement (including but not limited to the Contracts), or any Law (as hereinafter defined), relating to the Business or any of the Acquired Assets or by which Seller or any of the Acquired Assets are bound, (ii) result in the creation or imposition of any Lien or other claim in favour of any third Person against any of the Acquired Assets, (iii) constitute an event that, after notice or passage of time or both, would result in any such violation, conflict, default (except defaults that would not individually or in the aggregate have a material adverse effect), acceleration, or creation or imposition of any Lien or other claim or (iv) constitute an event that, after notice or passage of time or both, would create, or cause to be exercisable or enforceable, any option, agreement or right of any kind to purchase any of the Acquired Assets. Except as set forth on Schedule 1, no Consent will be required to be obtained or satisfied for the continued performance by Buyer following the Closing of any Assigned Contract.

         (C) ACQUIRED ASSETS ; TITLE TO ACQUIRED ASSETS. Except for general corporate assets of Seller pertaining to Seller's business as a whole or as set forth on Schedule 9.1(C), the Acquired Assets are the only assets, properties, rights and interests used by Seller in connection with the Business and constitute all of the assets, properties, rights and interests necessary to conduct the Business in the United Kingdom in substantially the same manner as conducted by Seller prior to the Closing Date. Except as set forth on Schedule 9.1(C), none of fixed assets included in the Acquired Assets have any defects or are in need of maintenance or repair, except for ordinary wear and tear and ordinary, routine maintenance and repairs that are not material in nature or cost. Seller has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use and transfer to Buyer, each of the Acquired Assets, whether located at Seller's facilities or at the facilities of Seller's customers or suppliers, and the Acquired Assets are free and clear of all Liens and other claims of any nature and kind whatsoever, except Permitted Liens. The consummation of the transactions contemplated by this Agreement will not adversely affect such title or rights or any terms of the applicable agreements creating, evidencing or granting such title or rights. Except as set forth on
                  Schedule 9.1(C), none of the Acquired Assets are subject to or held under any lease, mortgage, security agreement, conditional sales contract or other title retention agreement or are other than in the sole possession and under the sole control of Seller. Seller has the right under validly existing leases to use and occupy or otherwise possess and control all properties and assets leased by it and included in the Acquired Assets. The delivery to Buyer of the instruments of transfer contemplated by this Agreement will vest in Buyer good, marketable and exclusive title to (or, in the case of Acquired Assets not owned by Seller, the full right to use and possess) the Acquired Assets, free and clear of all Liens and other claims of any nature and kind whatsoever, except for (i) current real or personal property Taxes (as hereinafter defined) or other governmental charges or levies that are Liens but are not yet due and payable, (ii) Liens securing rent payments and other obligations under leases pursuant to which Acquired Assets are leased by Seller from a third-party vendor or other lessor, provided that Seller is not delinquent or otherwise in default with respect to such payment or other obligations, and (iii) Liens arising or deposits made in the ordinary course of business pursuant to workers' compensation, unemployment insurance, social security and other similar Laws (the Liens described in clauses (i) through (iii) of this clause being referred to as "Permitted Liens").

         (D) CONTRACTS. Schedule 9.1(D) contains a complete list or description of (i) each Contract that relates to the Business or any of the Acquired Assets or Assumed Liabilities and (1) involves future payments in excess of US$25,000 in the aggregate or will remain in effect for a period of more than 90 days after the date of this Agreement and cannot be cancelled by Seller at any time without further payment or penalty, (2) is a loan or credit agreement, guaranty, indenture, mortgage, pledge, security agreement or other instrument or agreement evidencing indebtedness of Seller or dependent on the guarantee or security of any person, (3) is a conditional sale or other title retention agreement, equipment obligation or lease purchase agreement involving future payments in excess of US$25,000 in the aggregate, (4) is currently in effect between Seller and any director, officer, employee or consultant (or any group thereof) of or to Seller, or (5) is terminable in the event of any change in the underlying ownership or control of the Business or as a result of any of the provisions of this Agreement or any of the Transaction Documents or likely to be materially affected by such change, (ii) each Contract between Seller and any salesman, sales representative or selling agent or pursuant to which Seller sells services of the Business, (iii) each Contract that is a noncompetition, restrictive covenant or other agreement that restricts Seller or any other Person from conducting the Business anywhere in the world, (iv) each
                  Contract that is otherwise material to the financial condition, results of operations, properties, assets, liabilities or business of the Business, and (v) any power of attorney given by Seller to any Person that relates directly or indirectly in any way whatsoever to the Business or any of the Acquired Assets or Assumed Liabilities. Seller has performed all material obligations required to be performed by it to date under the Contracts, and neither Seller nor, to
                  Seller's knowledge, any other party to any Contract has breached or improperly terminated any Contract or is in default in any material respect under any Contract, and to Seller's knowledge there exists no condition or event that, after notice or passage of time or both, would constitute any such breach, termination or default. All Contracts with Governmental Authorities have been performed in compliance in all material respects with all Laws applicable to contracting with such Governmental Authorities. Each of the Contracts is a legal, binding and enforceable obligation of or against Seller and, to Seller's knowledge, is a legal, binding and enforceable obligation of or against the other party or parties thereto. Except as set forth on Schedule 9.1(D), Seller has no outstanding Contracts relating to the Business that are not cancellable by it on notice of 30 days or less without liability, penalty or premium. To Seller's knowledge, Seller enjoys good working relationships under all of the Contracts relating to the Business.

         (E) LIABILITIES. Seller has no material liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, related to or connected with the Business or any of the Acquired Assets, including but not limited to liabilities for Taxes, forward or long-term commitments outside the ordinary and normal course of business, or unrealised or anticipated losses from write-downs or write-offs of assets (including inventories and accounts receivable), except for those (i) expressly reflected or reserved for on the Pre-Closing Balance Sheet, (ii) incurred or accrued since the Pre-Closing Balance Sheet Date (including liabilities and obligations incurred or accrued under operating leases, which are not reflected on the Pre-Closing Balance Sheet) in the ordinary and normal course of business of the Business in transactions that are consistent with the representations, warranties, covenants and agreements contained in this Agreement or (iii) set forth on Schedule 9.1(E). To Seller's knowledge, there exists no event or circumstance that, after notice or passage of time or both, is reasonably likely to create any other material obligations or liabilities of Seller relating to the Business.

         (F) ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. All Assigned Accounts Receivable represent sales actually made in the ordinary and normal course of business. To Seller's knowledge, there are no counterclaims or setoffs against (or any basis therefor), or any other matter or condition likely to interfere with full and timely collection of, any Assigned Accounts Receivable. Schedule 9.1(F) hereto sets forth an aged listing by customer of the accounts receivable of the Business that were outstanding as of the Pre-Closing Balance Sheet Date. Seller has not experienced or suffered undue delay in its payment of its accounts payable and other monetary liabilities and obligations.

         (G) INVENTORIES. All Inventories are of a quality and quantity usable in the ordinary and normal course of business, and there are no material quantities of damaged or obsolete items or items of below standard quality included therein. The value at which the Inventory is carried on the Pre-Closing Balance Sheet is at cost and reflects write-offs or write-downs for damaged or obsolete items, or items of below standard quality, in accordance with Seller's historical inventory policy and practices, a complete and accurate description of which is included in the description of the Accounting Practices set forth in Schedule 9.1(e) of the Framework Agreement. None of the Inventory is excessive in kind or amount in light of the ordinary and normal course of conduct and reasonably anticipated needs of the Business.

         (H) CUSTOMERS AND SUPPLIERS. Seller is not involved in any material dispute with any of the customers or suppliers of the Business. The Combined Delahaye Business has not had any customer who accounted for more than ten percent of the sales of the Combined Delahaye Business during the twelve-month period ended September 30, 2004, or any supplier from whom it purchased more than five percent of the goods or services purchased by the Combined Delahaye Business during the twelve-month period ended September 30, 2004. All business placed by any and all directors, officers and employees of Seller with respect to the Business has been placed in the name of Seller and all amounts paid for services of the Business or otherwise with respect to the Business have been paid to and are the property of Seller.

         (I) LITIGATION. Seller is not subject to any order of, or written agreement or memorandum of understanding with, any Governmental Authority, and there is no litigation, action, claim, suit, arbitration or other administrative, criminal, or other proceeding pending or, to Seller's knowledge, threatened against or adversely or otherwise affecting Seller, the
                  Business, any of the Acquired Assets or any of the transactions contemplated by this Agreement, including but not limited to claims for antitrust, price discrimination, unfair competition or other liability or obligation relating to any of the services of the Business, whether sold by Seller or any of its Affiliates. Set forth on Schedule 9.1(I) is a description of (i) all litigation, actions, claims, suits and other proceedings asserted, brought or, to Seller's knowledge, threatened against Seller or any of its Affiliates in respect of the Business during the two-year period preceding the Closing Date, including a description of the outcome or present status thereof and (ii) all judgments, orders, decrees, writs or injunctions entered into by or against Seller or any of its Affiliates with respect to the Business and currently in effect.

         (J) LEGAL COMPLIANCE. The Business has been conducted, the Acquired Assets have been maintained and Seller is currently in compliance in all material respects with all applicable statutes, codes, ordinances, rules, regulations, judgments, orders, decrees, writs, injunctions and other laws of any

                  Governmental Authority (collectively, "Laws"), including but not limited to all Laws relating to antitrust, consumer protection, civil rights, equal opportunity, pensions and medical and other welfare benefits, except where the failure to comply with such laws would not have a material adverse effect on the Business or the Acquired Assets. Seller is not in default under, and no event has occurred that, with notice or the passage of time or both, could result in default under, the terms of any judgment, order, decree, writ or injunction of any court or Governmental Authority relating to the Business.

         (K) INTELLECTUAL PROPERTY. Schedule 1 sets forth a complete and correct list (with an indication of the record owner and identifying number) of all material Intellectual Property Rights that are directly or indirectly owned or otherwise controlled by Seller or any of its Affiliates and are or have been used exclusively in the conduct of or otherwise relate exclusively to the Business (other than off-the-shelf and click-through licences of software), and Schedule 9.1(K) sets forth a description of all litigation, actions, claims, suits and other proceedings pending or, to Seller's knowledge, threatened against Seller within the two years preceding the Closing Date, including a description of the outcome or present status thereof, relating to any Intellectual Property Rights that are or have been used in the conduct of or otherwise relate to the Business. Except as set forth on
                  Schedule 9.1(K), Seller is the sole owner and has the exclusive right to use, free and clear of any restriction, payment or encumbrance, all Intellectual Property Rights that are or have been used in the conduct of or otherwise relate to the Business (other than off-the-shelf and click-through licences of software). No claim or demand of any Person has been made that challenges, and there are no proceedings pending or, to Seller's knowledge, threatened that challenge, the rights of Seller in respect of any of the Intellectual Property Rights that are or have been used in the conduct of or otherwise relate to the Business. No Intellectual Property Rights that are or have been used in the conduct of or otherwise relate to the Business (other than off-the-shelf and click-through licences of software)are subject to any outstanding order, ruling, stipulation, judgment or decree by or with any Governmental Authority or infringes or, to Seller's knowledge, is being infringed by others or is used by others, regardless of whether such use constitutes infringement. All of the Intellectual Property Rights set forth on Schedule 1 that are directly or indirectly owned or otherwise controlled by an Affiliate of Seller have been duly and effectively transferred to Seller.

(L) PERMITS. Schedule 9.1(L) contains a true, correct and complete list of all Permits issued to Seller that are currently used by Seller in connection with the Business. Seller has, and is in compliance in all material respects with, all Permits that are necessary or required for the operation of the Business as it is currently being operated, and all such Permits are in full force and effect.

         (M) EMPLOYEE RELATIONS; COLLECTIVE BARGAINING AGREEMENTS. There are no material controversies, including strikes, slowdowns, disputes or work stoppages, pending or, to Seller's knowledge, threatened that involve the Employees and/or the Business. Seller has complied and is complying in all material respects with all Laws relating to the employment of labour, including but not limited to any provision thereof relating to wages, hours, collective bargaining, employee health, safety and welfare, discrimination and the payment of social security and similar Taxes with respect to the Employees. Seller has not experienced any labour difficulties with respect to the employees employed in connection with the Business, including but not limited to strikes, slowdowns or work stoppages, within the two-year period preceding the Closing Date. Seller is not a party to any collective bargaining or union contract and, to Seller's knowledge, there exists no current union organisational effort with respect to any of Seller's employees employed in connection with the Business.

         (N) EMPLOYEES AND EMPLOYEE PLANS. Schedule 9.1(N) contains a true, correct and complete list of (i) all Employees, including a description of their respective job titles and responsibilities and annual compensation (including salaries, bonuses, consulting or directors' fees and incentive or deferred compensation) and (ii) all Employee Plans and Employment Contracts. Neither Seller nor any officer, director, shareholder, employee or agent of Seller has taken any action directly or indirectly to obligate Seller to institute any Employee Plan applicable to employees of the Business other than those Employee Plans set forth in Schedule 9.1(N) or to amend any such Employee Plan. No Employee is employed on terms that such Employee is entitled to more than three months notice of termination of employment or pay in lieu of such notice. No Employee is under notice of dismissal or has indicated any opposition to Buyer buying the Business or that such Employee objects to being employed by Buyer or its Affiliates. No amount due to or in respect of any Employee is in arrears and unpaid other than salary for the month in which Closing takes place. In the six months preceding the date of this Agreement, no change has been made in the emoluments or other terms and conditions of any Employee, and no such change, and no negotiation or request for such a change, is due or expected within six months from the date of this Agreement. No person's services are provided to the Seller by means of a contract for services or any consultancy arrangement. There are no agreements or other arrangements (whether or not legally binding) between Seller and any trade union or other body representing employees.

         (O)      PENSIONS.  Save  for  the  stakeholder  scheme  known  as  the
                  Medialink Group Personal Pension Scheme (the "Pension Scheme"), Seller is neither a party to nor participates in nor contributes to any scheme, agreement or arrangement (whether legally enforceable or not) for the provision of any pension, retirement, death, incapacity, sickness, disability, accident or other like benefits (including the payment after leaving employment of the Seller of medical expenses) for any Employee or for the widow, widower, child or dependant of any Employee. Seller has not given any undertaking or assurance (whether legally enforceable or not) as to the continuance, introduction, improvement or increase of any benefit of a kind described in this clause or as to the rights of any person to receive such benefits., or (ii) is paying or has in the last two years paid any such benefit, to (in either case) any Employee or any widow, widower, child or dependant of any UK
                  Employee.  Seller  has  complied  with its  obligations  under section 3 of the Welfare Reform and Pensions Act 1999 to facilitate access to a stakeholder pension scheme and has nominated the Pension Scheme. In the 6 years before the date of this Agreement neither Seller nor any of its Affiliates has, in relation to the Employees, been involved in any transaction to which the Regulations apply other than transactions where (i) the transferor did not have an occupational pension scheme; (ii) the transferee mirrored the exact terms of benefits and contributions of the transferor's occupational pension scheme; or (iii) the only benefits provided by the transferor's occupational pension scheme were old age, invalidity and survivors benefits. The Pension Scheme is approved under Chapter IV of Part XIV of the Income and Corporation Taxes Act 1988 and is recognised as a stakeholder pension scheme by the Occupational Pensions Regulatory Authority. Every person who has at any time been entitled to join or apply to join the Pension Scheme has been invited to do so as of the date on which such person became so entitled having been informed in writing of his rights in this regard, and no person has been excluded from membership of the Pension Scheme or from any benefits thereunder in contravention of any UK or European Community legislation or any other applicable legislation. Seller does not contribute to the Pension Scheme for the benefit of any of the Employees and no such contribution by the Seller for any Employee is agreed or proposed or advised or envisaged. All contributions due from members of the Pension Scheme have been duly paid when due and Seller is not required to bear any fees, charges or expenses as an employer under the Pension Scheme in relation to it.

         (P) DATA PROTECTION. Seller has fully and properly complied with all the requirements of the Data Protection Act 1998 in relation all information relating to identified or identifiable individuals which is held or processed by Seller in either electronic or hard copy formats ("Personal Data"). Seller has made and maintains valid and comprehensive notification with the Information Commissioner's office in relation to the Personal Data. Seller has all the necessary consents from individuals to enable it to process the Personal Data for any of the purposes for which it processes the Personal Data and to transfer the Acquired Assets to the Buyer as contemplated by this Agreement. Seller has taken steps to ensure that any individuals or companies processing the Personal Data on behalf of Seller take all necessary steps to enable Seller to fully and properly comply with the requirements of the Data Protection Act 1998.

         (Q)      CHANGES IN  CIRCUMSTANCES.  Except as  otherwise  set forth in
                  Schedule 9.1(Q), since the Pre-Closing Balance Sheet Date, Seller has not (i) sold, transferred or otherwise disposed of any properties or assets used in connection with the conduct of or otherwise related to the Business other than in the ordinary and normal course of business and consistent with past practice, (ii) pledged or subjected to any Lien (except a Permitted Lien) any of the Acquired Assets, (iii) conducted the Business other than in the ordinary and normal course,
                  (iv) except for customary salary increases in the ordinary and normal course of business consistent with past practice, granted any salary increase or bonus or permitted any advance to any employee of the Business, instituted or granted any general salary increase to the employees or any group of employees of the Business or entered into any new, or altered or amended any existing, Employee Plan or Employment Contract,
                  (v) paid any liability or obligation (fixed or contingent) relating to the Business other than in the ordinary and normal course of business, discharged or satisfied any Lien on any of the Acquired Assets other than in the ordinary and normal course of business, or settled any claim, liability or suit pending or threatened against the Business or any of the Acquired Assets, (vi) modified, amended, cancelled or terminated any Contracts under circumstances that could materially and adversely affect the financial condition, results of operations, properties, assets, liabilities or business of Seller or the Business, (vii) written down the value of any inventory, or written off as uncollectible all or any portion of any accounts receivable, of the Business,
                  (viii) cancelled, factored or sold any book or other debts or claims, or waived any rights, with respect to the Business or any of the Acquired Assets or Assumed Liabilities, (ix) paid, incurred or accrued any management or similar fees with respect to the Business, (x) suffered any change in the financial condition, results of operations, properties, assets, liabilities or business of Seller or the Business, except for ordinary and normal changes in the ordinary and normal course of business that have not individually or in the aggregate been materially adverse, (xi) made any material change in any of its accounting policies or practices, or
                  (xii) agreed or obligated itself to do anything identified in clauses (i) through (xi) of this clause 9.1(Q).

         (R) INSOLVENCY. No order has been made and no resolution has been passed for the winding up of Seller or for a provisional liquidator to be appointed in respect of Seller and no petition has been presented and no meeting has been convened for the purpose of winding up Seller. No administration order has been made and no petition for such an order has been presented in respect of Seller. No receiver (which expression shall include an administrative receiver) has been appointed in respect of Seller or of any assets of Seller (including Acquired Assets). Seller is not insolvent, or unable to pay its debts within the meaning of Section 123 of the Insolvency

                  Act 1986, or has stopped paying its debts as they fall due. No voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of Seller. No unsatisfied judgement is outstanding against Seller.

         (S) TAXES. Seller has prepared in good faith and duly filed or caused to be duly filed all Tax returns and reports required to be filed by it with any Governmental Authority. All Taxes owed to any Governmental Authority by Seller for periods covered by such returns and reports, and all assessments, claims, costs, demands, expenses and judgements connected therewith, have been paid in full. Seller is not a party to any action or proceeding and, to Seller's knowledge, no such action or proceeding is contemplated or threatened for the assessment or collection of any Taxes, and no outstanding ~deficiency notices or reports have been received by Seller in respect of any Tax. Any deficiency asserted by a Governmental Authority as a result of its examination of income tax returns filed by Seller has been paid or finally settled, and no issue has been raised by a Governmental Authority in any such examination that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any income tax return for any period. For the purposes of this Agreement, "Tax" or "Taxes" means all income (including gross and net income), property (including real and personal property), sales, use, ad valorem, value added tax, employment (including PAYE and national insurance),, excise, franchise, gross receipts, license, occupation, payroll, premium, profits (including windfall profits), severance, stamp, transfer, withholding and other taxes, customs duties and other fees, charges or assessments of any kind whatsoever, including any interest, penalties, additions to tax or other additional amounts imposed by any taxing authority. Seller is not treated as a member of a group of companies for the purposes of
                  Section 43 of VATA 1994. Seller has made, given, obtained and kept full, complete, correct and up to date records, invoices and other documents appropriate or required for the purposes of VATA 1994 and is not in arrears with any payments or returns due and has not been required by the Commissioners of Customs & Excise to give security under paragraph 4 of
                  Schedule 11 VATA. The United Kingdom is the only country in which any taxation authority seeks to charge tax on income profits or gains of Seller in respect of the Business and Seller has never paid tax on income profits or gains to any taxation authority in any other country.

         (T) SERVICE WARRANTIES. Seller does not make and has not made any express representations or warranties in connection with the services of the Business other than as contained in the Contracts.

         (U) INSURANCE. Schedule 9.1(U) contains a list of all insurance policies (specifying the location, insured, insurer, type of insurance, policy number and amount of coverage) maintained by Seller and Seller for the Business or the Acquired Assets. All such policies are in full force and effect, and all premiums with respect thereto covering all periods up to and including the Closing Date have been paid. Such policies (i) are sufficient for compliance with all requirements of Laws applicable to the Business or any of the Acquired Assets and of all agreements to which Seller is a party and which relate to the Business or any of the Acquired Assets and (ii) are valid, outstanding and enforceable policies.

         (V) ABSENCE OF CERTAIN COMMERCIAL PRACTICES. Neither Seller nor any director, officer, employee or agent of Seller has given or agreed to give any (i) gift or similar benefit of more than nominal value to any customer, supplier, Governmental Authority (including any governmental employee or official) or any other Person who is or may be in a position to hinder or assist Seller, the Business or the Person giving such gift or benefit in connection with any actual or proposed transaction relating to the Business, which gifts or similar benefits would individually or in the aggregate subject Seller or any director, officer, employee or agent of Seller to any fine, penalty, cost or expense or to any criminal sanctions, (ii) unlawful payments to any governmental employees or officials,
                  (iii) commercial bribes or kick-backs relating to the Business, (iv) unlawful political contributions with respect to the Business, or (v) receipts or disbursements in connection with any unlawful boycott relating to the Business. No such gift or benefit is required in connection with the operation of the Business to avoid any penalty, fine, cost, expense or material adverse change in the financial condition, results of operations, properties, assets, liabilities or business of Seller or the Business.

         (W) BOOKS AND RECORDS. The books and records of Seller maintained in connection with the Business (including but not limited to
                  (i) books and records relating to sales of services of the Business, dealings with customers, customer lists, supplier lists, invoices, inventories, personnel records and Taxes and
                  (ii) computer software and data in computer readable and human readable form used to maintain such books and records, including the media on which such software and data are stored and all documentation relating thereto) accurately record all transactions relating to the Business in all material respects and have been maintained consistent with good business practice.

         (X) COPIES OF DOCUMENTS. All copies of all Contracts and other documents delivered by Seller to Buyer in connection with this Agreement are true, correct and complete and include all modifications and amendments thereto.

         (Y) INSIDER INTERESTS. No director, officer, employee or other Affiliate of Seller has any claim or other right to, Lien on or other material interest of any kind whatsoever in any of the Acquired Assets or any other real or personal, tangible or intangible property used in connection with the conduct of or otherwise relating to the Business.

         (Z) BROKERS, FINDERS AND AGENTS. Neither Seller nor any of its Affiliates is directly or indirectly obligated to anyone acting as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby, other than Alan Gottesman.

9.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller that, as of the Closing Date:

         (A) ORGANISATION AND STANDING; POWER AND AUTHORITY. Buyer is a corporation duly organised and validly existing under the laws of England and has full corporate power and authority to enter into and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement. This Agreement and each of the other Transaction Documents to which Buyer is a party have been (or, upon execution thereof, will be) duly executed and delivered by, and constitute (or, upon execution thereof, will constitute) the valid and binding obligations of Buyer, enforceable in accordance with their respective terms. This Agreement and the transactions and other agreements and instruments contemplated hereby have been duly approved by the board of directors of Buyer.

         (B) CONFLICTS AND DEFAULTS. Neither the execution and delivery of this Agreement and other Transaction Documents by Buyer nor the performance by Buyer of its obligations hereunder and thereunder will (i) violate, conflict with, or constitute a default under, any provision of Buyer's memorandum and articles of association or any provisions of, or result in the acceleration of any obligation under, any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease or other instrument or agreement or any Law by which Buyer is bound or (ii) constitute an event that, after notice or passage of time or both, would result in any such violation, conflict, default (except defaults that would not individually or in the aggregate have a material adverse effect), acceleration, or creation or imposition of Liens or other claims. No Consents are required to be obtained by Buyer in connection with the execution and performance of this Agreement by Buyer and the consummation of the transactions contemplated by this Agreement.

         (C) LITIGATION. Buyer is not subject to any order of, or written agreement or memorandum of understanding with, any Governmental Authority, and there is no litigation, action, claim, suit or other proceeding pending or, to Buyer's knowledge, threatened against or adversely or otherwise affecting Buyer with respect to any of the transactions contemplated by this Agreement.

         (D) BROKERS, FINDERS AND AGENTS. Neither Buyer nor any of its Affiliates is directly or indirectly obligated to anyone as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

9.3 Subject to Section 9.4(a) of the Framework Agreement, as such clause may be amended pursuant to clause 14 of this Agreement, the representations and warranties made in this Agreement or in any other Transaction Document shall survive the Closing.

10.      COVENANTS TO PROTECT GOODWILL

10.1     For a period of three years following the Closing Date, Seller will not
         (i) compete (as defined in clause 10.3) with Buyer in the Combined Delahaye Business, as such business is being conducted immediately prior to the Closing Date, or (ii) solicit any employee of Buyer, or any former employee of Seller, then engaged in the conduct of the Combined Delahaye Business to terminate his or her employment with Buyer, provided that Seller will not be deemed to be in violation of this clause (ii) as the result of general employment solicitations through newspaper advertisements, internet postings and the like.

10.2 Seller will not engage in the activities described in this clause 10 during the three-year period specified in clause 10.1 anywhere in the world.

10.3     Seller  will be  deemed to be  competing  with  Buyer if,  and only if,
         Seller or the Seller under the Framework Agreement, or any other Controlled Affiliate of the Seller under the Framework Agreement, renders services of the type generally offered by the Combined Delahaye Business immediately prior to the Closing Date in connection with client assignments or projects of a type that would typically be handled by the Combined Delahaye Business as conducted immediately prior to the Closing Date, provided that, for these purposes, the Combined Delahaye Business shall not in any case be deemed to include, and the restrictions contained in this clause 10 shall not apply to,
         (i) content creation, production, distribution and electronic broadcast monitoring services, including but not limited to video news releases, live event broadcasts (including satellite media tours, videoconferences and webcasting), audio news releases and radio media tours, in formats that are suitable for broadcast news media or on-line media outlets, including but not limited to the News IQ and Teletrax services currently offered or currently contemplated to be offered by Seller, or (ii) the electronic distribution of news releases, media advisories and press statements to the media and on-line services. In addition, Seller shall not be deemed to be in violation of the provisions of this clause 10 in the event that Seller shall acquire a business enterprise that directly or indirectly engages in services competitive with the Combined Delahaye Business, provided that (i) the annual revenues generated from such competitive services constitute less than 10 percent of such business enterprise's total annual revenues and (ii) Seller disposes of such competing business enterprise within 12 months following such acquisition, provided that Seller shall not be obligated to dispose of any such competing business enterprise acquired by Seller within 12 months prior to the expiration of the three-year period referred to in clause 10.1.

10.4 Inasmuch as a breach of or failure to comply with this clause 10 will cause serious and substantial damage to Buyer, Buyer shall be entitled to an injunction against Seller restraining it from any such breach or failure. All remedies expressly provided for herein are cumulative of any and all other remedies now existing at law or in equity. In addition to the remedies provided for herein, Buyer shall be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation and for the specific enforcement of the covenants contained herein. Resort to any remedy provided for herein or provided for by law shall not preclude or bar the concurrent or subsequent employment of any other appropriate remedy or remedies or preclude the recovery by Buyer of monetary damages and other compensation..

10.5 For the purposes of this clause 10, "Buyer" shall include Observer's direct and indirect subsidiaries, as they may exist from time to time, and any Person deriving title to substantially all the Acquired Assets and goodwill of the Business from Buyer.

10.6 Each subclause of this clause 10 constitutes a separate and distinct provision hereof. In the event that any provision of this clause 10 shall finally be judicially determined to be invalid, ineffective or unenforceable, such determination shall apply only in the jurisdiction in which such adjudication is made and every other provision of this clause 10 shall remain in full force and effect. The invalid, ineffective or unenforceable provision shall be deemed automatically amended, without further action by the parties, to effect the original purpose and intent of the invalid, ineffective or unenforceable provision and to otherwise conform to the applicable Laws of such jurisdiction, provided that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

11.      EMPLOYEES

11.1 The parties acknowledge and agree that pursuant to the Regulations the contracts of employment between the Seller and the Employees (save insofar as such contracts relate to any occupational pension scheme) will have effect after Closing as if originally made between the Buyer and the Employees and all rights, powers, duties and liabilities of the Seller thereunder (other than as provided in Regulation 7 of the Regulations) shall be automatically transferred to the Buyer with effect from Closing.

11.2 The parties acknowledge and agree that, save for the Employees, it is not the intention of the parties that the contracts of employment of any other employees of the Seller or any other member of the Seller's Group shall be transferred to the Buyer as a result of the transactions specified herein.

11.3 All the obligations of the Seller under or in connection with the contracts of employment of the Employees arising in respect of any event or period on or prior to the Closing Date shall be performed and discharged by the Seller and the Seller shall indemnify the Buyer from and against any and all actions, proceedings, costs, claims, expenses, demands, damages, awards (whether of compensation or otherwise), fines, penalties, judgements, order and liabilities whatsoever (including, without limitation, national insurance and pension entitlements and any liability to pay accrued holiday pay) which:

         (A) relate to or arise out of or in connection with the employment or dismissal of any of the Employees or any other employee by the Seller or any other person or any act or omission by the

                  Seller or any other event occurring on or prior to the Closing Date for which the Buyer is liable by reason of the operation of the Regulations or the Directive or pursuant to clause 11.1; or

        (B) (whether or not in respect of a period before or after the Closing Date) relate to any contract of employment of any employee of the Seller or any other person (other than any of the Employees) in respect of which the Buyer is liable as a result of the Regulations or the Directive or the termination of any such contract (and in this connection the Buyer shall terminate such contacts of employment promptly on becoming aware of the same); or

         (C) arise from any failure by the Seller to comply with its obligations made or contemplated by the Regulations save to the extent that such liability is specifically included in the amount of any apportionments made pursuant to clause 6.

11.4 If for any reason the contracts of employment of all or any of the Employees are not automatically transferred to the Buyer pursuant to the Regulations or the Directive as a result of the transfer of the Business, the Seller hereby covenants to indemnify and keep indemnified the Buyer from and against any claim for redundancy payment, wrongful dismissal or in respect of any unfair dismissal pursuant to the Employment Rights Act 1996 or otherwise arising from the termination by the Seller of the contracts of employment of any of the Employees.

11.5 If the contract of employment of any person other than an Employee is deemed or claimed to take effect between the Buyer and such person as a result of the Regulations and/or the Directive, the Buyer shall and may at its absolute discretion serve notice of that fact or claim upon the Seller within 14 Business Days of becoming aware of that fact or claim and between 7 and 14 Business Days after such notice has been served on the Seller, the Buyer may give notice to such person to immediately terminate the employment of such person. In the event of such termination, the indemnity given by the Seller pursuant to clause 11.4 shall apply to such termination as if such termination had been made by Seller.

11.6 The Seller undertakes to authorise and hereby authorises each of the Employees to disclose to the Buyer after Closing all information in his possession relating to the Business notwithstanding any term of his employment with the Seller (whether express or implied) which would otherwise preclude him from so doing.

11.7 The Buyer hereby undertakes that it will provide the Seller with such information at such time as will enable the Seller to perform any duty imposed on it by the Regulations or the Directive to inform employee representatives or trade union representatives of any matters relating to the transactions specified herein.

         The Buyer hereby undertakes to Seller fully to indemnify and keep indemnified the Seller against all losses, damages, costs, actions, awards, penalties, fines, proceedings, claims, demands, liabilities and expenses (including without limitation legal and other professional fees and expenses) which the Seller may suffer, sustain, incur, pay or be put to by reason or on account of or arising from any act or omission of the Buyer in relation to an Employee occurring on or after Closing (including any liability for wrongful or unfair dismissal or redundancy payments).

12.      USE OF NAME.

         For a period of 180 days following the Closing Date, Buyer shall have the royalty-free right to use Seller's name in the following context in connection with Buyer's operation of the Business: "Delahaye Romeike, formerly Delahaye Medialink."

13.      GROSSING-UP

13.1 If the Buyer makes a payment or suffers a loss ("THE LOSS") in respect of which the Buyer is entitled to be indemnified or otherwise compensated by any member of the Seller's Group under this Agreement or under the Framework Agreement and payment so made by any member of the Seller's Group ("THE PAYMENT") is subject to tax in the hands of the Buyer or a withholding on account of tax, the Seller shall pay to the Buyer such additional amount as ensures that the Buyer is left with the same amount as it would have been entitled to receive in the absence of any such tax liability or withholding PROVIDED THAT the Seller shall not be under any obligation to make an increased payment under this clause 13.1 to the extent the Loss is deductible in computing the Buyer's tax liability in respect of the Payment.

13.2 Any additional payment due by the Seller to the Buyer under clause 13.1 shall be payable by the Seller on the later of:

         (A) five Business Days before the last date on which the Buyer can discharge the tax liability arising as a result of the Payment without incurring a liability for penalties or interest thereon;

         (B) five Business Days after written demand has been made in respect thereof by the Buyer.

13.3 If an increased amount is paid to the Buyer under clause 13.1 and the Buyer later obtains a credit or deduction in respect of the Loss in computing its tax liability the Buyer shall reimburse to the Seller within five Business Day of utilising credit or deduction the lesser of:

         (A)      the increased amount so paid; and

         (B) the amount the Buyer saves in tax as a consequence of utilising the credit or deduction.

14. INCORPORATION OF PROVISIONS OF FRAMEWORK AGREEMENT

14.1 The following provisions of the Framework Agreement, with such modifications as are set forth in this clause 14, shall apply to this Agreement as if such provisions of the Framework Agreement were set forth herein. For purposes of such incorporation, unless otherwise specified, references in provisions of the Framework Agreement to "Seller" are to Seller as defined in this Agreement, references in provisions of the Framework Agreement to "Buyer" are to Buyer as defined in this Agreement, references in provisions of the Framework Agreement to "Agreement" are to this Agreement and references in provisions of the Framework Agreement to "US Delahaye Business" shall be replaced by references to the "Business".

         (A)      Sections 6.1, 6.2, 6.3 and 6.4,

         (B)      Sections 7.1, 7.2, 7.3 and 7.4;

         (C)      Section 8.1;

         (D) Section 8.5 (with references to "Assigned Accounts Receivable" being Assigned Accounts Receivable under this Agreement) and
                  Section 8.6;

         (E) Sections 9.3 and 9.5 (in each case, with respect to any indemnity claim hereunder).

         (F)      Section 10.11(d).

14.2 All limitations on the liability of Seller under the Framework Agreement shall have the effect of limiting the liability of Seller under this Agreement. In particular the provisions of Section 9.4(c) of the Framework Agreement set forth the total joint maximum liability of Seller under this Agreement and Seller under the Framework Agreement.

15.      ACTIONS AFTER CLOSING

15.1 Immediately after Closing notice of assignment in the Agreed Form of each of the Assigned Accounts Receivable shall be sent by the Buyer to each of the debtors.

15.2 If at any time after Closing the Seller receives any notices, correspondence, information, orders or enquiries relating to the BusinesS other than the Retained Assets and the Retained Liabilities, it will forthwith deliver them to the Buyer and title in them shall vest in the Buyer.

15.3 If at any time after Closing the Buyer receives any notices, correspondence, information order or enquiries relating to any assets or liabilities of the Seller other than the Acquired Assets and the Assumed Liabilities or relating to any business of the Seller other than the Business it will promptly deliver them to the Seller and title in them shall vest in the Seller.

15.4 All monies or other items comprising part of the Acquired Assets which are received by the Seller after Closing or for which the Seller is obliged pursuant to any provision of this Agreement to account to the Buyer will be paid or delivered to the Buyer forthwith upon receipt and in any event pending payment any monies so received shall be held on trust absolutely for the Buyer and separately from all other monies of the Seller. In default of payment within seven days of receipt any such monies shall carry interest calculated on a daily basis (as well after as before judgment or liquidation) from the date of receipt by the Seller until the date of actual payment to the Buyer at the rate of 3 per cent above the base rate from time to time of Barclays Bank plc.

16.      COSTS

         Each party hereto shall pay its own costs and expenses in relation to the preparation and execution of this Agreement and all documents ancillary hereto.

17.      ANNOUNCEMENTS

         Save as otherwise permitted under the Framework Agreement or required by law, no public announcement shall be made by the Seller or the Buyer in respect of the subject matter of this Agreement and whether before, on or after Closing, except as may otherwise be agreed in writing by the Seller and the Buyer.

18.      ENFORCEABILITY AND SEVERABILITY

         Each of the agreements, undertakings, covenants, warranties, indemnities and other obligations of the parties entered into pursuant hereto (including without limitation under clause 9) is considered reasonable by the parties but in the event that any provision or part thereof shall be held void or unenforceable or in conflict with the law of any state or jurisdiction any provision or part so held void or unenforceable or in conflict as aforesaid shall be severed from this Agreement or other document in which it is contained or otherwise modified to become valid and enforceable insofar as it relates to that state or jurisdiction only and the enforceability and validity of any other parts or provisions of this Agreement and such document shall not be affected by such severance or modification.

19.      ENTIRE AGREEMENT

19.1 This Agreement together with the Framework Agreement and all documents in Agreed Form referred to herein and therein constitute the entire agreement between the parties and supersede and replace any previous agreement, understanding, undertaking, representation, statement, warranty and arrangement of any nature whatsoever between the parties relating to the subject matter of this Agreement or the said documents in Agreed Form.

19.2 Nothing in this clause shall have the effect of limiting or excluding any liability arising as a result of fraud.

20.      SURVIVAL OF PROVISIONS

         Notwithstanding Closing, the provisions of this Agreement shall, to the extent that they remain to be performed or are capable of subsisting, remain in full force and effect and shall be binding on, and enforceable by, the parties or their respective successors.

21.      GENERAL

21.1 This Agreement shall be binding on and shall inure to the benefit of each party's successors and assigns of each of the parties hereto, but no rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of the other party.

21.2 Notwithstanding clause 21.1 and save for an assignment by the Buyer of its rights under this Agreement to any Affiliate, none of the parties may assign or transfer any of its rights or benefits under this Agreement without the prior written consent of the other party.

21.3 No failure or delay by the Buyer in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by the Buyer of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

21.4 The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

21.5 No provision of this Agreement may be amended, modified, waived, discharged or terminated, otherwise than by the express written agreement of the parties hereto nor may any breach of any provision of this Agreement be waived or discharged except with the express written consent of the parties.

21.6 This Agreement may be executed in counterparts each of which shall constitute an original but which together shall constitute but one and the same document.

22.      NOTICES

22.1 Any notice or other communication given or made under this Agreement shall be in writing and may be delivered to the relevant party or sent by first class prepaid letter, telex or facsimile transmission to the address of that party specified in this Agreement or to that party's telex or facsimile transmission number thereat or such other address or number as may be notified hereunder by that party from time to time for this purpose.

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22.2     Each such notice or communication shall be deemed to have been given or made and delivered, if by letter, 48 hours after posting, if by delivery, when left at the relevant address and, if by telex or facsimile transmission, on receipt by the party giving the notice or communication of the recipient's confirmation of receipt answerback at the end of transmission.

22.3 The Buyer shall at the same time as serving any notice on the Seller serve a copy of such notice on the Seller's Guarantor.

23.      GOVERNING LAW

         This Agreement shall be governed by and construed in all respects in accordance with English law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts as regards any claim or matter arising in relation to this Agreement.

24.      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

24.1 The parties agree and acknowledge that except as expressly stated otherwise with reference to this clause 24.1:

(A) Except for purposes of giving to Bacon's Information Inc. the benefit of the Framework Agreement, nothing in this Agreement is intended to benefit any person who is not a party to it (a "NON-PARTY") and accordingly (except as so stated) no Non-Party has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement; and

(B) no consent of any Non-Party shall be required for any rescission of or amendment to this Agreement.

         The provisions of clause 23.1 do not affect any right or remedy of a third party which exists or is available otherwise than by operation of the Contracts (Rights of Third Parties) Act 1999.

IN WITNESS whereof this Agreement has been duly executed the day and year first above written.

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SIGNED by                               )
on behalf of Medialink UK Limited in    )
the presence of:                        )





SIGNED by                               )
on behalf of Romeike Limited            )
in the presence of:                     )